Exhibit 10.36.b

The undersigned agree this 31st day of December, 2008 that the employment agreement between us dated September 29, 2006 shall be amended effective January 1, 2009 in the same manner (to the extent applicable) that changes are reflected in redlining and strike-out on the attached restatement of the employment agreement (with Stephen Plavin) that is attached hereto as Exhibit A. In January 2009, we shall execute an amended and restated employment agreement in order to clarify all changes being made.

CT INVESTMENT MANAGEMENT CO., LLC

By:	/s/ John R. Klopp
Name:	John R. Klopp
Title:	Chief Executive Officer

CAPITAL TRUST INC.

By:	/s/ John R. Klopp
Name:	John R. Klopp
Title:	Chief Executive Officer

/s/ Geoffrey Jervis
Geoffrey Jervis

410 Park Avenue • 14th Floor New York, New York 10022 • 212.655.0220 • Fax 212.655.0044 • NYSE Symbol: CT